Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-160438, 333-125631, 333-100327, 333-102858, 333-116170, 333-87482, 333-51094, 333-78793, 333-89279, 333-90809, 333-31874, 333-57092 and 333-72200), and Form S-8 (Nos. 33-163350, 333-123737, 333-88938, 33-44867 and 33-89882) of Regis Corporation of our report dated August 27, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 27, 2010